UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 2, 2021

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INTERNATIONAL BALER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14443	13-2842053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Rio Grande Avenue Jacksonville, FL	32254
(Address of principal executive offices)	(Zip Code)

(904) 358-3812

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange 2008 until January 2010. Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided under Item 5.07 herein is incorporated into this Item 5.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting Voting Results

The Company held its Annual Meeting on December 2, 2021. As of the close of business on October 22, 2021, the record date for the Annual Meeting, there were 5,183,895 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of Company common stock was entitled to one vote. Stockholders holding an aggregate of 4,884,213 shares of Company common stock entitled to vote at the Annual Meeting, representing 94.2% of the outstanding shares of Company common stock as of the record date, and which constituted a quorum thereof, were present in person or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders considered the proposals listed below, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on October 29, 2021.

The final results of such stockholder voting on each proposal brought before the Annual Meeting are set forth below:

Proposal No. 1 - Election of I Directors. The director nominee proposed by the Board was elected to serve as a member of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified by the following final voting results:

	Votes For	Votes Withheld	Broker Non-Votes
Ronald L. McDaniel	4,598,509	19,774	265,930

Proposal No. 2- Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Pivot CPAs as the Company’s independent registered public accounting firm for the year ending October 31, 2021, was approved by the following final voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,883,301	900	12	0

Appointment of New Board Member

At the Board of Director’s meeting immediately following the Annual Meeting of Stockholders on December 2, 2021, the Board of Directors appointed D. Roger Griffin, to serve as a Class II director, effective immediately.  Mr. Griffin is the Chief Executive Officer and President of the Company and has held that position since October 11, 2021.  Because Mr. Griffin is an employee of the Company, he will not receive any compensation for serving as a director.  There is no arrangement or understanding between Mr. Griffin and any other person pursuant to which Mr. Griffin was selected as a director

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Mr. Griffin has extensive experience in the recycling industry. Prior to rejoining the Company, Mr. Griffin served as the President and Chief Executive Officer of the Company from February 2008 to January 2017. He served as the Vice President of Manufacturing for Avis Industrial Corporation (“Avis”), the Company’s largest stockholder (owning 81% of the Company’s issued and outstanding common stock), from January 2017 until his resignation on October 8, 2021. He also served as the President of Pacific Forge, Inc. a forging company and wholly-owned subsidiary of Avis, from January 2017 until his resignation on October 8, 2021. Before his original role at the Company, Mr. Griffin served as Vice President of Operations at Shaefer Interstate Railing and worked in management at Dana Corporation from January 2007 until February 2008. Mr. Griffin will continue to serve as a director of each of Pacific Forge, Inc. and James Steel & Tube Co., positions that he has held since June 2017 and March 2020, respectively.

There are no related party transactions between Mr. Griffin and the Company that require disclosure under Item 404(a) of Regulation S-K. The Company operates independently from Avis and its wholly-owned subsidiaries, which include The Harris Waste Management Group, Inc. (“Harris”) and Peninsular Cylinder Co. Inc. (“Peninsular”).   The Company purchased $4,996 and $434,804 of cylinders from Peninsular in fiscal 2019 and fiscal 2020, respectively.   The Company sold two closed door horizontal balers to Harris for $122,950 in fiscal 2019. Except for the foregoing, there were no purchases or sales between the Company and Avis and its subsidiaries during the Company’s last two fiscal years.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BALER CORPORATION

Date: December 6, 2021	By: /s/ William Nielsen
Name: Willian Nielsen
Title: Chief Financial Officer

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